Exhibit 10.2

Execution Version

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement dated as of August 5, 2022 (this “Agreement”) is among Tailwind Acquisition Corp., a Delaware corporation (“SPAC”), and certain of the stockholders of Nuburu, Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Business Combination Agreement, dated as of August 5, 2022 (the “BCA”), among SPAC, Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SPAC (“Merger Sub”), and the Company.

WHEREAS, SPAC, Merger Sub and the Company are entering into, concurrently herewith, the BCA, which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of SPAC; and

WHEREAS, as of the date of this Agreement, each Stockholder owns of record the number and class of shares of Company Common Stock and the number and series of shares of Company Preferred Stock set forth on each Stockholder’s signature page hereto (all such shares of Company Common Stock and Company Preferred Stock and any shares of Company Common Stock or Company Preferred Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement, including by exercise of any outstanding warrants or conversion of any outstanding notes, being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1.            Agreement to Vote. Unless the Expiration Time (as defined below) has occurred, each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees, regardless of whether or not there shall have been a Company Adverse Recommendation Change, (a) to vote, at any meeting of the stockholders of the Company called for the purpose of approving the Merger, and in any action by written consent of the stockholders of the Company requested by the Company for the purpose of approving the Merger (which written consent shall be substantially in the form attached hereto as Exhibit A and shall be executed and delivered by such Stockholder promptly, and in any event within twenty four (24) hours, after the Company requests such delivery, provided that the Company shall not request delivery at any time prior to the Registration Statement being declared effective under the Securities Act by the SEC), all of such Stockholder’s Shares held by such Stockholder at such time in favor of the approval and adoption of the BCA, the Merger and the other Transactions; (b) to vote against (i) any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or hereunder or that would reasonably be expected to result in the failure of the Merger or the other Transactions from being consummated, (ii) any Alternative Transaction and (iii) any other action that would reasonably be expected to (x) prevent, materially delay or materially impede the Merger or any of the other Transactions, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in this Agreement; and (c) to vote in favor of or take any other action necessary or reasonably requested by SPAC for consummation of the Merger and the other Transactions. Each Stockholder acknowledges receipt and review of a copy of the BCA.

2.            Termination of Stockholder Agreements, Related Agreements. Unless the Expiration Time has occurred before the Effective Time, each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees to terminate, subject to and effective immediately prior to the Effective Time, provided that all Terminating Rights (as defined below) between the Company and any other holder of Company capital stock shall also terminate at such time, (a) (i) that certain Amended and Restated Investors’ Rights Agreement dated as of December 10, 2021 (as further amended from time to time, the “Investors’ Rights Agreement”) among the Company and the persons and entities listed on Schedule A thereto, (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of December 10, 2021 (as further amended from time to time, the “ROFR and Co-Sale Agreement”) among the Company and the individuals and entities listed on Schedule A thereto and the individuals listed on Schedule B thereto and (iii) that certain Amended and Voting Agreement dated as of December 10, 2021 (as further amended from time to time, the “Voting Agreement” and together with the Investors’ Rights Agreement and the ROFR and Co-Sale Agreement, collectively the “Stockholder Agreements”) among the Company and the persons and entities listed on Schedule A thereto and the persons and entities listed on Schedule B thereto and (b) if applicable to such Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between such Stockholder and the Company.

For the avoidance of doubt, any agreements or other rights such Stockholder may have that relate to any commercial or employment agreements or arrangements between such Stockholder and the Company or any subsidiary are expressly excluded from the foregoing termination and shall continue in full force and effect in accordance with their terms.

3.            Transfer of Shares. Each Stockholder severally and not jointly, agrees that, from the date of this Agreement until the Expiration Time, it shall not, directly or indirectly, without the prior written consent of SPAC, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA or to another stockholder of the Company that is or becomes a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, however, that the foregoing shall not prohibit the transfer of any Shares (i) to an affiliate of Stockholder, (ii) if Stockholder is a natural person, to a member of Stockholder’s immediate family, (iii) to any charitable organization described in Section 170(c) of the Code, (iv) to any trust, the beneficiaries of which include only the persons named in the preceding clauses (ii) or (iii), (v) to any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the persons described in clauses (i) through (iv) above or (vi) by will or under the laws of intestacy upon the death of Stockholder; provided, however, that in each of cases (i) through (v), the transferee shall execute a counterpart to this Agreement or a joinder agreeing to become a party to this Agreement, in each case, in form and substance reasonably acceptable to the Company and the SPAC.

4.            No Solicitation of Transactions. From the date of this Agreement until the Expiration Time, each of the Stockholders severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) the submission of, or engage in any discussions or negotiations regarding, any Company Acquisition Proposal, except, in each case, to the extent the Company is permitted to do so under Section 7.05 of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with the intent to assist, participate in, or knowingly facilitate or encourage, any unsolicited Company Acquisition Proposal that constitutes, or could reasonably be expected to lead to, a Company Superior Proposal, except, in each case, to the extent the Company is permitted to do so under Section 7.05 of the BCA. Each Stockholder shall, and shall cause its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing on the date of this Agreement with respect to any Company Acquisition Proposal (other than the transactions contemplated by the BCA). Notwithstanding the foregoing, each Stockholder may respond to any unsolicited proposal regarding a Company Acquisition Proposal received prior to the Expiration Time by indicating that the Company is subject to the non-solicitation provisions set forth in the BCA and that such Stockholder is subject to the restrictions set forth in this Section 4.

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5.            Waiver of Appraisal Rights. Each Stockholder hereby, severally and not jointly, irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that such Stockholder or any other Person may have by virtue of, or with respect to, any Shares owned by any Stockholder (including all rights under Section 262 of the DGCL).

6.            Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Stockholder’s identity and beneficial ownership of Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7.            Representations and Warranties of the Stockholders. Each Stockholder severally and not jointly, represents and warrants to SPAC as follows:

(a)            The execution and delivery by such Stockholder of this Agreement does not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is not a natural person, conflict with or violate the governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder or by which any of its Shares are bound, (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Shares are bound or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults, consents, approvals, authorizations, permits or filings or other occurrences that, individually or in the aggregate, are not reasonably expected to prevent, materially delay or materially impede the performance by such Stockholder of its obligations under this Agreement.

(b)            As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth on such Stockholder’s signature page hereto, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(c)            Such Stockholder has all necessary power and authority (or, in the case of any Stockholder that is a natural person, capacity) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate, limited liability company, limited partnership, or other entity action, and no other corporate, limited liability company, limited partnership, or other entity actions on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms subject to the Remedies Exceptions.

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8.            Representations and Warranties of SPAC. SPAC hereby represents and warrants to each of the Stockholders as follows:

(a)            The execution and delivery by SPAC of this Agreement does not, and the performance of this Agreement by SPAC will not, (i) conflict with or violate the governing documents of SPAC, (ii) conflict with or violate any Law applicable to SPAC, (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of SPAC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPAC is a party or by which SPAC is bound or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults, consents, approvals, authorizations, permits or filings or other occurrences that, individually or in the aggregate, are not reasonably expected to prevent, materially delay or materially impede the performance by SPAC of its obligations under this Agreement.

(b)            SPAC has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by SPAC of this Agreement, the performance by SPAC of its obligations hereunder and the consummation by SPAC of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action and no other corporate actions on the part of SPAC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPAC and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms subject to the Remedies Exceptions.

(c)            The SPAC Board has approved the acquisition of New SPAC Common Stock by the Stockholders in the Merger for purposes of Section 203 of the Delaware General Corporation Law and no “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws apply or will apply to SPAC by reason of this Agreement, the BCA, the Merger or any of the transactions contemplated hereby or thereby.

(d)            SPAC has, jointly with the Company, delivered to each of the Stockholders a true, correct and complete copy of the execution version of each of the BCA and the Registration Rights and Lock-Up Agreement, in each case, including all schedules, exhibits and annexes thereto.

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9.            Termination. Other than this Section 9 and Section 12, which shall survive any termination of this Agreement, this Agreement and the obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the BCA in accordance with its terms and (c) as to any Stockholder, the effective date of a written agreement of the parties hereto terminating this Agreement (the time of termination pursuant to this Section 9, whether pursuant to subsection (a), (b) or (c) herein referred to as the “Expiration Time”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing in this Section 9 shall relieve any party of liability for any breach of this Agreement occurring prior to termination.

10.            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the relevant Stockholder, and SPAC shall not have the authority to direct any Stockholder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

11.            Further Assurances. From time to time, at either SPAC’s or the Company’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement or the consummation of the Merger or any of the other Transactions.

12.            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 12):

If to SPAC, to it at:

Tailwind Acquisition Corp.

1545 Courtney Ave

Los Angeles, California 90046

Attention: Chris Hollod

E-mail: chris.hollod@gmail.com

with a copy to (which will not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue, Room 4652

New York, NY 10019

Attention: Adam Turteltaub; Danielle Scalzo

Email: aturteltaub@willkie.com; dscalzo@willkie.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

13.            Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

14.            Miscellaneous. Section 1.03, and Sections 10.03 through 10.13 of the BCA shall apply to this agreement, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TAILWIND ACQUISITION CORP.

By:	/s/ Chris Hollod
Name:	Chris Hollod
Title:	Chief Executive Officer

[Signature page to Stockholder Support Agreement]

DAVID & JENNIFER FAMILY PARTNERSHIP

By:	/s/ David Michael
Print Name:	David Michael

Title:	Manager

Company Capital Stock held:

Common Stock:	39,200

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

GRAPHA-HOLDINGS AG

By:	/s/ Stephan Wintsch
Print Name:	Stephan Wintsch

Title:	CEO

Company Capital Stock held:

Common Stock:

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:	1,000,000

Series B-1 Preferred Stock:

Series C Preferred Stock:	100,00

[Signature page to Stockholder Support Agreement]

MARK MILLS

By:	/s/ Mark Mills

Company Capital Stock held:

Common Stock:	1,050,943

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

BLUE LASER LLC

By:	/s/ Curtis Mass
Print Name:	Curtis Mass

Title:	Manager

Company Capital Stock held:

Common Stock:

Series A Preferred Stock:	1,400,000

Series A-1 Preferred Stock:	608,696

Series B Preferred Stock:	375,000

Series B-1 Preferred Stock:

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

ANZU NUBURU II LLC

By:	/s/ David Seldin
Print Name:	David Seldin

Title:	Manager

Company Capital Stock held:

Common Stock:

Series A Preferred Stock:

Series A-1 Preferred Stock:	2,836958

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:	97,151

[Signature page to Stockholder Support Agreement]

GUY GILLAND

By:	/s/ Guy Gilland

Company Capital Stock held:

Common Stock:	666,666

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

JEAN-MICHEL PELAPRAT

By:	/s/ Jean-Michel Pelaprat

Company Capital Stock held:

Common Stock:

Series A Preferred Stock:	194,020

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

MARK ZEDIKER

By:	/s/ Mark Zediker

Company Capital Stock held:

Common Stock:	8,359,037

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

RONALD L. NICOL

By:	/s/ Ronald Nicol

Company Capital Stock held:

Common Stock:

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

W-G INVESTMENTS LLC

By:	/s/ Thomas Wilson
Print Name:	Thomas Wilson

Title:	Manager

Company Capital Stock held:

Common Stock:

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:

Series C Preferred Stock:	220,000

[Signature page to Stockholder Support Agreement]

WILSON-GARLING 2020 FAMILY TRUST uad 9/20/20

By:	/s/ Thomas Wilson
Print Name:	Thomas Wilson

Title:	Trustee

Company Capital Stock held:

Common Stock:

Series A Preferred Stock:

Series A-1 Preferred Stock:

Series B Preferred Stock:

Series B-1 Preferred Stock:	6,425,000

Series C Preferred Stock:

[Signature page to Stockholder Support Agreement]

Exhibit A
(Form of Written Consent of the Company Stockholders)

ACTION BY WRITTEN CONSENT
OF THE
STOCKHOLDERS OF
NUBURU, INC.
(a Delaware corporation)

Pursuant to Sections 228 and 251 of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of Nuburu, Inc., a Delaware corporation (the “Company”), the undersigned stockholders of the Company, constituting the holders of outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Company entitled to vote thereon were present and voted, hereby adopt the following resolutions. This Written Consent will be filed with the minutes of the Company and shall have the same force and effect as if taken at a special meeting of the stockholders of the Company, duly called and constituted, pursuant to the DGCL and the Bylaws of the Company. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Business Combination Agreement.

Approval of the Business Combination Agreement and Related Agreements

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is advisable, fair to, and in the best interests of, the Company and its stockholders for the Company to enter into that certain Business Combination Agreement, in the form attached hereto as Exhibit A (together with all the schedules, exhibits and attachments thereto, the “Business Combination Agreement”), by and among Tailwind Acquisition Corp., a Delaware corporation, (the “SPAC”), Compass Merger Sub., a Delaware corporation (the “Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of the SPAC (the entire transaction, the “Merger”);

WHEREAS, the Board has approved and declared the transactions contemplated by the Business Combination Agreement, including the Merger, to be advisable, fair to, and in the best interests of the Company and the stockholders of the Company and has recommended that the stockholders of the Company adopt the Business Combination Agreement and approve the transactions contemplated thereby, including the Merger;

WHEREAS, concurrently with the execution and delivery of the Business Combination Agreement, the Company entered into a Purchase Agreement (the “Equity Purchase Agreement”) with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which Lincoln Park has agreed to purchase from the SPAC up to One Hundred Million Dollars ($100,000,000) of New SPAC Common Stock (subject to certain limitations contained in the Equity Purchase Agreement) from time to time following the Closing;

WHEREAS, the Company has entered into and, following the date of the Business Combination Agreement, may enter into certain agreements with respect to the issuance by the Company of convertible promissory notes in substantially the form provided to the SPAC prior to the date of the Business Combination Agreement (the “Company Notes”);

WHEREAS, pursuant to Section 3.01(a) of the Business Combination Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the SPAC, Merger Sub, the Company or the holders of any of the following securities: (i) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the number of shares of New SPAC Common Stock equal to the greater of (A) the quotient obtained from (x) the applicable Preferred Stock Liquidation Preference of such share of Company Preferred Stock divided by (y) $10.00 and (B) the product of (x) the number of shares of Company Common Stock that such share of Company Preferred Stock would be entitled to convert into as of immediately prior to the Effective Time in accordance with the Company Certificate of Incorporation, multiplied by (y) the Common Stock Exchange Ratio; (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the number of shares of New SPAC Common Stock equal to the Common Stock Exchange Ratio; and (iii) all shares of Company Capital Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

WHEREAS, pursuant to Section 3.01(a)(v) of the Business Combination Agreement, at the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into an option to purchase a number of shares of New SPAC Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Common Stock Exchange Ratio (determined in accordance with Section 3.06 of the Business Combination Agreement), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (B) the Common Stock Exchange Ratio (determined in accordance with Section 3.06 of the Business Combination Agreement); provided however, that the exercise price and the number of shares of New SPAC Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, however, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of the New SPAC Common Stock purchasable pursuant to such Exchanged Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time;

WHEREAS, pursuant to Section 3.01(a)(vi) of the Business Combination Agreement, at the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time shall be converted into restricted stock units of New SPAC Common Stock (such restricted stock unit award covering New SPAC Common Stock, an “Exchanged RSU”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares subject to a Company RSU immediately prior to the Effective Time and (y) the Common Stock Exchange Ratio (determined in accordance with Section 3.06 of the Business Combination Agreement). Except as specifically provided above, following the Effective Time, each Exchanged RSU shall continue to be governed by the same terms and conditions (including transfer restrictions and repurchase right terms) as were applicable to the corresponding former Company RSUs immediately prior to the Effective Time;

WHEREAS, pursuant to Section 3.01(a)(vii) of the Business Combination Agreement, each Company Warrant that is outstanding immediately prior to the Effective Time shall be treated in accordance with its terms, as may be amended prior to the Closing (with any amendments subject to the SPAC’s prior written consent, not to be unreasonably withheld, conditioned or delayed);

WHEREAS, pursuant to Section 3.01(a)(viii) of the Business Combination Agreement, at the Effective Time, each Company Note that is outstanding immediately prior to the Effective Time shall be canceled and converted into (A) shares of Company Common Stock and in accordance with the terms of such Company Note as of immediately prior to the Effective Time, which shares shall then be outstanding as of immediately prior to the Effective Time and treated in accordance with Section 3.01(b)(ii) of the Business Combination Agreement and (B) such number of shares of New SPAC Series A Preferred Stock as such holder receives of New SPAC Common Stock following the Effective Time, pursuant to the terms of such Company Note;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that Mark Zediker, a director and Chief Executive Officer of the Company, is a holder of Company Common Stock and Company Share Awards;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that Brian Knaley, Chief Financial Officer of the Company, is a holder of Company Share Awards;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that Brian Faircloth, Chief Operating Officer of the Company, is a holder of Company Share Awards;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that Ron Nicol, a director of the Company, is a holder of Company Share Awards and Company Warrants;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that Tom Wilson, a director of the Company, is affiliated with certain stockholders of the Company;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that David Seldin, a director of the Company, is affiliated with certain stockholders of the Company;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that David Michael, a director of the Company, is affiliated with certain stockholders of the Company;

WHEREAS, it is hereby disclosed and made known to the stockholders of the Company that certain directors of the Company are investors in certain stockholders of the Company; and

WHEREAS, the undersigned stockholders are aware of the material facts related to the Business Combination Agreement and the transactions contemplated thereby, including the Merger and any interests of the directors and officers of the Company that may be different than or in addition to those of such stockholders, and have had adequate opportunity to ask questions regarding the Merger; and

WHEREAS, for all purposes, the approval by the holders of at least (a) majority of the shares of the Company Capital Stock outstanding, with Company Preferred Stock counting on an as-converted-to-Company Common Stock basis and (b) sixty-five percent (65%) of all then outstanding shares of Company Preferred Stock voting together as a separate class (the “Requisite Approval”) is required to approve the Business Combination Agreement and the transactions contemplated thereby, including the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders of the Company, representing the Requisite Approval, do hereby adopt the Business Combination Agreement and hereby approve and ratify the principal terms of the Merger and the other transactions contemplated by the Business Combination Agreement, including entry into the Equity Purchase Agreement and any Company Notes.

RESOLVED FURTHER, that the stockholders have determined that the consideration payable in accordance with the terms of the Business Combination Agreement, is fair and reasonable to the Company and the stockholders.

RESOLVED FURTHER, that each of the officers, be, and each hereby is, authorized, empowered, and directed for, on behalf of and in the name of the Company to (a) negotiate, execute, deliver and file any agreements, certificates, other instruments or documents, (b) pay expenses and taxes and (c) do or cause to be done any and all such other acts and things as he may deem necessary, appropriate or advisable to effect or implement the Merger and the other transactions contemplated by the Business Combination Agreement, any such action taken by any such officer to be conclusive evidence of such determination.

Waiver of Preferred Stock Issuance

WHEREAS, in connection with the Merger and prior to the Closing, the SPAC shall, subject to compliance with applicable Law, declare an issuance of shares of New SPAC Series A Preferred Stock (the “Preferred Stock Issuance”), which issuance will be conditioned upon the occurrence of the Effective Time and shall have a record date and time that is as of the close of business on the Closing Date (the “Record Date”), and each undersigned Stockholder acknowledges that the SPAC will reasonably rely on the effectiveness of the waiver of rights to the Preferred Stock Issuance contemplated herein in preparing for the Closing and making such issuance;

WHEREAS, each holder of record of shares of New SPAC Common Stock as of the Record Date (other than (a) the stockholders of the Company who have waived such stockholders’ entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance by virtue of executing this Written Consent (which for clarity, shall exclude such waiver with respect to shares of New SPAC Common Stock received as a result of the conversion of any Company Note) and (b) the Sponsor, who shall have waived its entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance by virtue of executing the Sponsor Support and Forfeiture Agreement) shall receive a number of shares of New SPAC Series A Preferred Stock equal to (i) the number of shares of New SPAC Common Stock held by such holder as of the Record Date, divided by (ii) one (1), rounded down to the nearest whole share; and

WHEREAS, each undersigned stockholder desires to irrevocably and unconditionally waive, on behalf of such stockholder and such stockholder’s designees, transferees, successors, heirs and assigns (collectively, the “Waiving Parties”), and with respect to each share of New SPAC Common Stock (other than any shares of New SPAC Common Stock into which shares of Company Common Stock automatically converted at the Effective Time, which shares of Company Common Stock were received through the automatic conversion of Company Notes immediately prior to the Effective Time (“Non-Waived Shares”)) held by any such holder as of the Record Date, the Waiving Parties’ entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance, such that no shares of New SPAC Series A Preferred Stock shall be issued to such stockholder or any other Waiving Parties, other than in respect of Non-Waived Shares.

NOW, THEREFORE, BE IT RESOLVED, that each undersigned stockholder hereby irrevocably and unconditionally waives, on behalf of such stockholder and each of the other Waiving Parties, his, her or its entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance with respect to each share of New SPAC Common Stock (other than Non-Waived Shares) held by any such holder as of the Record Date, such that no shares of New SPAC Series A Preferred Stock shall be issued to such Stockholder or any other Waiving Parties other than in respect of Non-Waived Shares.

Waiver of Appraisal and Dissenters Rights

WHEREAS, a stockholder of the Company who does not vote in favor of the Merger and is in compliance with all the provisions of the DGCL or other applicable Law concerning the right of such stockholder to demand appraisal of such shares in connection with the Merger (a “Dissenting Stockholder”) may, under certain circumstances by following procedures prescribed by Section 262 of the DGCL, a copy of which is attached hereto as Exhibit B, or other similar applicable Law, exercise appraisal rights or dissenters’ rights.

NOW, THEREFORE, BE IT RESOLVED, that each undersigned stockholder, with respect only to himself, herself or itself, hereby waives and agrees not to assert any appraisal or dissenters’ rights or any rights similar that the undersigned stockholders may have in connection with the Merger, whether under the DGCL or other applicable Law.

Termination of Certain Agreements

WHEREAS, in connection with the consummation of the Merger, it is in the best interests of the Company and the stockholders to terminate each of the agreements previously entered into among the Company and certain of the stockholders of the Company, which agreements are set forth on Exhibit C (collectively, the “Stockholder Agreements”), among the Company and the persons listed in their respective Exhibits, with such termination to be contingent upon the consummation of the Merger and effective as of immediately prior to the Effective Time.

NOW, THEREFORE, BE IT RESOLVED, that to the extent any of the undersigned stockholders is a party to any of the Stockholder Agreements, such stockholder hereby agrees to the termination of the Stockholder Agreements to which such stockholder is party, immediately prior to, and contingent upon the occurrence of, the Effective Time, and that upon the occurrence of the Effective Time, such Stockholder Agreements shall be null and void and of no further force or effect.

General Authority; Effectiveness

RESOLVED, that all acts and deeds of the officers, directors and agents of the Company, taken prior to the date hereof, to carry out the intent and to accomplish the purposes of the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Company.

RESOLVED FURTHER, that the officers of the Company be, and hereby are, authorized, empowered, and directed for, on behalf of and in the name of the Company, to take all such further actions as such officer may approve or deem necessary, appropriate or advisable to effect or implement the intent and purposes of the foregoing resolutions and the transactions contemplated thereby, all such actions, executions, deliveries, filings and payments to be conclusive evidence of such determination.

RESOLVED FURTHER, by signature hereto, each undersigned stockholder agrees to consent with respect to all of the shares of Company Capital Stock held of record by such stockholder on the books of the Company.

RESOLVED FURTHER, that each of the undersigned stockholders represents and warrants that such stockholder has all necessary power and authority to execute and deliver this Written Consent, to carry out such stockholder’s obligations contemplated hereby.

RESOLVED FURTHER, that to the extent any notice in connection with the Merger may be required by the Company Certificate of Incorporation, the stockholder hereby waives such notice provisions.

RESOLVED FURTHER, that this Written Consent is coupled with an interest and is irrevocable.

[Reminder of Page Left Blank]

IN WITNESS WHEREOF, by executing this Written Consent, each undersigned stockholder is giving written consent with respect to all shares of Company Capital Stock held by such stockholder in favor of each of the above resolutions as of the date set forth below, provided that, in the event that the Consent Effectiveness Time has not occurred prior to the undersigned stockholder executing and delivering this consent, then, pursuant to § 228(c) of the DGCL, the undersigned stockholder hereby instructs that the undersigned’s written consent will be effective automatically upon the Consent Effectiveness Time (provided that such time occurs no later than 60 days after the date of delivery of this consent), and in the event that the Consent Effectiveness Time has occurred prior to the undersigned stockholder executing and delivering this consent, then the undersigned stockholder hereby instructs that the undersigned’s written consent will be effective automatically upon its execution and delivery. This Written Consent may be executed in any number of counterparts, all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used.

STOCKHOLDER:

Print name of Stockholder

Signature

Date of signature

Name of signer (for entities)

Title of signer (for entities)

Exhibit A

Business Combination Agreement

Exhibit B

DGCL section 262

§ 262. Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Exhibit C

Stockholder Agreements

1.	Amended and Restated Investors’ Rights Agreement dated December 10, 2021

2.	Amended and Restated Voting Agreement dated December 10, 2021

3.	Amended and Restated Right of First Refusal and Co-Sale Agreement dated December 10, 2021